Exhibit 99.01

INSPYR THERAPEUTICS

AUDIT COMMITTEE CHARTER

Purpose

The purpose of the Audit Committee is to:

●	oversee Inspyr Therapeutics’s accounting and financial reporting processes, Inspyr Therapeutics’s internal systems of control and audits of Inspyr Therapeutics’s financial statements.

●	oversee Inspyr Therapeutics’s relationship with its independent auditors, including appointing or changing Inspyr Therapeutics’s auditors and ensuring their independence.

●	provide oversight regarding significant financial matters, including Inspyr Therapeutics’s tax planning, treasury policies, currency exposures, dividends and share issuance and repurchases.

In carrying out Audit Committee functions, the Audit Committee must maintain free and open communication with Inspyr Therapeutics’s independent auditors and Inspyr Therapeutics’s management.

Appointment and Membership Requirements

The Audit Committee shall be made up of at least two (2) independent members of the Board of Directors, or such greater number as may be required by an exchange on which GenSpera’s common shares become traded. Audit Committee members are appointed by the Board of Directors. The Board of Directors decides the Audit Committee’s exact number and can at any time remove or replace a Committee member. The Board of Directors will also make all determinations regarding satisfaction of the membership requirements described below.

The Audit Committee will comply with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission and The Nasdaq Stock Market, including those related to independence. At least one member of the Audit Committee must have past experience in finance or accounting, or comparable experience or background, which results in an understanding of GAAP, an ability to apply GAAP principles in assessing accounting policies, and experience in preparing and evaluating financial statements with a level of complexity comparable to Inspyr Therapeutics’s financial statements.

Each member of the Audit Committee must be able to read and understand fundamental financial statements, including Inspyr Therapeutics’s balance sheet, income statement and cash flow statement.

Responsibilities

The Audit Committee’s main responsibility is to oversee Inspyr Therapeutics’s financial reporting process (including Inspyr Therapeutics’s systems of internal controls). The Audit Committee believes that Inspyr Therapeutics’s policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The following list includes the Audit Committee’s main recurring processes in carrying out its responsibilities. This list is intended as a guide, with the understanding that the Audit Committee can supplement it as appropriate, consistent with the requirements of the United States Securities and Exchange Commission and the Nasdaq.

1.	Hiring and Selection of Auditors. The Audit Committee will directly appoint, retain and compensate Inspyr Therapeutics’s independent auditors. These independent auditors will report directly to, and be responsible to, the Audit Committee.

2.	Approval of Audit and Non-Audit Services. The Audit Committee is responsible for overseeing services provided by the independent auditors, including establishing a policy to decide what services will be performed and the approval requirements for these services.

3.	Auditor Independence. The Audit Committee is responsible for making sure it reviews at least annually a formal written statement explaining all relationships between the outside auditors and Inspyr Therapeutics and its subsidiaries, consistent with the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence. The Audit Committee will maintain an active dialogue with the independent auditors, covering any disclosed relationships or services that may impact their objectivity and independence. The Audit Committee will review all proposed hires by Inspyr Therapeutics or its subsidiaries of management level or higher individuals formerly employed by the independent auditors who provided services to Inspyr Therapeutics. The Audit Committee will take, or recommend to the Board of Directors that it take, appropriate actions to oversee the independence of Inspyr Therapeutics’s outside auditors.

4.	Oversight of Auditors; Audit Plan. The Audit Committee will be responsible for Inspyr Therapeutics’s relationship with its independent auditors. The Audit Committee will discuss with the independent auditors the overall scope and plans for their audits and other financial reviews. The Audit Committee will oversee the rotation of the audit partners of Inspyr Therapeutics’s independent auditors as required by the Sarbanes-Oxley Act and the rules of the SEC. The Audit Committee will be responsible for reviewing and resolving any disagreements between Inspyr Therapeutics’s management and the independent auditors regarding financial controls or financial reporting.

5.	Internal Controls; Risk Assessment. The Audit Committee will discuss with management and the independent auditors the design, implementation, adequacy and effectiveness of Inspyr Therapeutics’s internal controls. The Audit Committee will also meet separately with the independent auditors, with and without management present, to discuss the results of their examinations. The Audit Committee will provide oversight over the system of internal controls, relying upon management’s and the independent auditors’ representations and assessments of, and recommendations regarding, these controls. The Audit Committee will review any required disclosures regarding Inspyr Therapeutics’s internal controls.

6.	Internal Audit Processes. The Audit Committee will review the appointment of an internal auditing executive and any significant issues raised in reports to management by the internal audit team. The Audit Committee will also provide oversight of the internal audit department objectives, its mission, responsibilities, independence, performance and annual plan.

7.	Quarterly and Annual Financial Statements. The Audit Committee will review and discuss the annual audited financial statements and quarterly financial statements with management. The Audit Committee will be responsible for making a recommendation to the Board of Directors as to whether Inspyr Therapeutics’s annual audited financial statements should be included in Inspyr Therapeutics’s Annual Report on Form 10-K.

8.	Proxy Report. The Audit Committee will prepare any report required to be prepared by it for inclusion in any proxy statement of Inspyr Therapeutics under SEC rules and regulations.

9.	Earnings Announcements. The Audit Committee will review and discuss with management Inspyr Therapeutics’s quarterly earnings announcements and other public announcements regarding Inspyr Therapeutics’s results of operations.

10.	Critical Accounting Policies. The Audit Committee will obtain, review and discuss reports from the independent auditors about:

○	all critical accounting policies and practices which Inspyr Therapeutics will use, and the qualities of those policies and practices;

○	all alternative treatments of financial information within generally accepted accounting principles that the auditors have discussed with management officials of Inspyr Therapeutics, ramifications of the use of these alternative disclosures and treatments, the treatment preferred by the independent auditors and the reasons for favoring that treatment; and

○	other material written communications between the independent auditors and Inspyr Therapeutics management, such as any management letter or schedule of unadjusted differences.

The Audit Committee will also discuss with the independent auditors and then disclose those matters whose disclosure is required by SAS 61, including any difficulties the independent auditors encountered in the course of the audit work, any restrictions on the scope of the independent auditors’ activities or on their access to requested information, and any significant disagreements with management.

11.	CEO and CFO Certifications. The Audit Committee will review the CEO and CFO disclosure and certifications under Sections 302 and 906 of the Sarbanes-Oxley Act.

12.	Related Party Transactions. The Audit Committee will review and approve all related party transactions.

13.	Anonymous Complaint Handling Process. The Audit Committee will have responsibility for establishment and oversight of processes and procedures for (a) the receipt, retention and treatment of complaints about accounting, internal accounting controls or audit matters and (b) confidential and anonymous submissions by employees concerning questionable accounting, auditing and internal control matters. All such relevant complaints and submissions must be reported to the Audit Committee.

14.	Ability to Investigate; Retention of Advisors. The Audit Committee has the power to investigate any matter brought to its attention, with full access to all Inspyr Therapeutics books, records, facilities and employees. The Audit Committee also has the power to retain independent counsel or other experts and advisors, and the Audit Committee will have funding sufficient for this purpose and the power to use such funding to compensate its counsel, experts and advisors.

15.	Review of Inspyr Therapeutics Policies. The Audit Committee will be responsible for reviewing and approving all changes to Inspyr Therapeutics’s Insider Trading Policy, Investment in Marketable Securities and Accounting for Marketable Securities Policy, Foreign Exchange and Accounting for Foreign Currency Hedges Policy, Code of Conduct and Global Signature and Spending Authority Policy. The Audit Committee will periodically review these policies with management and Inspyr Therapeutics’s compliance and securities counsel and implement such changes as are required to ensure these policies remain relevant and effective given changing legal and corporate governance requirements and goals.

16.	Review of Charter. The Audit Committee will review and reassess the adequacy of this charter at least once a year.

It is NOT the Audit Committee’s responsibility to prepare and certify Inspyr Therapeutics’s financial statements, to guarantee the independent auditors’ report, or to guarantee other disclosures by Inspyr Therapeutics. These are the fundamental responsibilities of management and the independent auditors. The Audit Committee members are not full-time Inspyr Therapeutics employees and do not perform the functions of auditors and accountants.

Restrictions on Independent Auditors Services

Inspyr Therapeutics’s independent auditors cannot perform any of the following services for Inspyr Therapeutics:

●	bookkeeping or other services related to Inspyr Therapeutics’s accounting records or financial statements;

●	financial information systems design and implementation;

●	appraisal or valuation services, fairness opinions or contribution-in-kind reports;

●	actuarial services;

●	internal audit outsourcing services;

●	management or human resources functions;

●	broker or dealer, investment adviser or investment banking services;

●	legal services and expert services unrelated to the audit; and

●	any other service that the Public Company Accounting Oversight Board of Directors determines, by regulation, would impair the independence of Inspyr Therapeutics’s auditors.

Compensation

The members of the Board of Directors not serving on the Audit Committee determine the amount of compensation, if any, that Audit Committee members receive for their services. Audit Committee members cannot receive any compensation from Inspyr Therapeutics except the compensation they receive for their services as members of the Board of Directors or any committee of the Board of Directors, and except for reimbursement of their expenses.

Meetings and Minutes

The Audit Committee will meet at least 4 times each year, and will keep minutes of each meeting. The Audit Committee decides when and where it will meet, and must deliver a copy of this schedule in advance to the Board of Directors.

Unless the Board of Directors or this Charter provides otherwise, the Audit Committee can make, alter or repeal rules for the conduct of its business. In the absence of these rules, the Audit Committee will conduct its business in the same way the Board of Directors conducts its business.

Delegation of Authority; Chair of Audit Committee

The Audit Committee can delegate to one or more members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, as long as this pre-approval is presented to the full Audit Committee at its scheduled meetings.

The Audit Committee can delegate to one or more members of the Audit Committee the authority to pre-approve related party transactions, as long as this pre-approval is presented to the full Audit Committee at its scheduled meetings.

The Audit Committee cannot delegate its responsibilities to non-committee members.

The Audit Committee can appoint a chair of the committee, and can change its decision regarding who will be chair at any time.